UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 3, 2008

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On April 3, 2008, the Board of Directors of the Registrant determined that it was in the best interests of the Registrant to provide its current Directors with certain indemnification rights and privileges in connection with their service as Directors in order to attract and retain the most qualified individuals to serve on the Board, and unanimously approved a form of indemnification agreement for its Directors.  The indemnification agreement supplements existing indemnification provisions of the Registrant’s By-Laws, and in general indemnifies each member of the Board of Directors for actions taken as a Director in good faith to the extent permitted by law.  The agreement provides for the advancement of certain costs, expenses and amounts paid in defense and in any settlement for actions that may be asserted against a Director relating to his or her service on the Board, to the fullest extent permitted by law, subject to the terms and conditions provided in the agreement.  The Registrant intends to provide an indemnification agreement to each new Director that may be elected or appointed to the Board.

The foregoing description should be read in conjunction with, and is qualified in its entirety by reference to, the form of the indemnification agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.1           Form of Indemnification Agreement for Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Vice President – General Counsel

Dated:        April 9, 2008